Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Clearfield, Inc. of our report dated November 10, 2021, relating to the financial statements of Clearfield, Inc., appearing in the Annual Report on Form 10-K for the year ended September 30, 2021.

We also consent to the reference to us under the caption "Experts" on Form S-3, which is a part of this Registration Statement.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

April 28, 2022